UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
---------------
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2011

Kraig Biocraft Laboratories, Inc.

(Exact name of Registrant as specified in charter)

Wyoming	333-146316	83-0459707
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

120 N. Washington Square, Suite 805, Lansing, Michigan	48933
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (517) 336-0807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐           Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On June 28, 2011, Kraig Biocraft Laboratories, Inc., a Wyoming corporation (the “Company”) entered into a letter agreement for an equity line of credit (the “Letter Agreement”) with Calm Seas Capital, LLC (“Calm Seas”).

Under the Letter Agreement, over a 24 month period from the Effective Date (as defined below) we may put to Calm Seas up to an aggregate of $1,500,000 in shares of our Class A common stock for a purchase price equal to 80% of the lowest closing “bid” price of our Class A common stock during the five consecutive trading days immediately following the date we deliver notice to Calm Seas of our election to put shares pursuant to the Letter Agreement.  We may only put shares at the beginning of each calendar month, unless Calm Seas accepts an additional put (as described below).  The dollar value that we will be permitted to put each month pursuant to the Letter Agreement will be the lesser of: (A) the product of (i) 200% of the average daily volume in the US market of our Class A common stock for the ten trading days prior to the date we deliver our put notice to Calm Seas multiplied by (ii) the average of the daily closing prices for the ten (10) trading days immediately preceding the date we deliver our put notice to Calm Seas, or (B) $100,000.  We will automatically withdraw our put notice to Calm Seas if the lowest closing bid price used to determine the purchase price of the put shares is not at least equal to seventy-five percent (75%) of the average closing “bid” price for our Class A common stock for the ten (10) trading days prior to the date we deliver our put notice to Calm Seas.

On the seventh business day after we deliver our put notice to it, Calm Seas will purchase the number of shares set forth in the put notice at the dollar value set forth in the put notice by delivering such amount to us by wire transfer.

Notwithstanding the $100,000 ceiling for each monthly put, as described above, we may at any time request Calm Seas to purchase shares in excess of such ceiling, either as a part of a monthly put or as an additional put(s) during such month.  If Calm Seas, in its sole discretion, accepts such request to purchase additional shares, then we may include the put for additional shares in our monthly put request or submit an additional put for such additional shares in accordance with the procedure set forth above.

We agreed to file a registration statement covering the resale by Calm Seas of the shares to be issued under the Letter Agreement (the “Registration Statement”). We may issue the first put notice to Calm Seas during the first 5 business days of the month following the month when the Registration Statement has been declared effective (the “Effective Date”).

The Letter Agreement will terminate when any of the following events occur:

•	Calm Seas has purchased an aggregate of $1,500,000 of our Class A common stock; or

•	The second anniversary from the Effective Date.

The foregoing description of the Letter Amendment is qualified in its entirety by the text of the Letter Agreement which is annexed hereto as Exhibit 10.1.

Item 9.01          Financial Statements and Exhibits.

(d)      The following exhibits are filed with this report:

Exhibit No.	Description
Exhibit 10.1	Letter Agreement dated June 28, 2011 by and between the Company and Calm Seas.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2011
Kraig Biocraft Laboratories, Inc.

By:	/s/ Kim Thompson
Name: Kim Thompson
Title: CEO